Exhibit 10.2

CPI INTERNATIONAL, INC.
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into as of the date of grant set forth on Exhibit A hereto by and between CPI International, Inc., a Delaware corporation (the “Company”), and the individual (the “Grantee”) set forth on Exhibit A.

A.            The Grantee is an employee or consultant of the Company or a Subsidiary, and the Company has determined that it is appropriate, desirable and in the best interests of the Company to issue the Restricted Shares (as defined below) to the Grantee.

B.            Accordingly, pursuant to the CPI International, Inc. 2006 Equity and Performance Incentive Plan (the “Plan”), the Company is hereby issuing to the Grantee the number of restricted shares of the Common Stock of the Company (the “Restricted Shares”) as set forth on Exhibit A hereto, and in all respects subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference.

C.            Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Grantee and the Company hereby agree as follows:

1.                                       Restricted Shares.

1.1           Issuance of Restricted Shares.  In consideration of the Grantee’s service as an employee or consultant of the Company or a Subsidiary, the Company is hereby issuing to the Grantee the Restricted Shares.  The Restricted Shares shall be represented by a certificate or certificates issued in the name of the Grantee and endorsed with an appropriate legend referring to the restrictions hereinafter set forth.

1.2           Restrictions on Transfer of Shares. The Restricted Shares may not be sold, assigned, transferred, conveyed, pledged, exchanged or otherwise encumbered or disposed of (each, a “Transfer”) by the Grantee, except to the Company, until they have become vested as provided in Section 1.3. Any purported Transfer in violation of the provisions of this Section 1.2 shall be void AB INITIO, and the other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares.  In addition, the Grantee may not Transfer Restricted Shares that have become vested unless such Restricted Shares are registered pursuant to the Securities Act of 1933 (the “Securities Act”) or under Rule 144 promulgated under the Securities Act or unless the Company and its counsel agree with the Grantee that such Transfer is not required to be registered under the Securities Act.

1.3           Vesting; Forfeiture of Shares.  Subject to the provisions of the Plan and the other provisions of this Agreement, the Restricted Shares shall vest in accordance with the schedule set forth on Exhibit A.  Notwithstanding the foregoing, in the event of termination of the Grantee’s Continuous Status as an Employee, Director or Consultant for any reason, the Restricted Shares shall immediately cease vesting as of the date of termination; provided, however, if such termination occurs as a result of either death or Disability, the vesting of the Restricted Shares shall be partially accelerated as set forth on Exhibit A hereto.  Any Restricted Shares that are not vested on the date of termination shall be forfeited by the Grantee, and the certificate(s) representing the non-vested portion of the Restricted Shares so forfeited shall be canceled.

1.4           Tax Withholding Obligations.  If the Company shall be required to withhold any federal, state, local or foreign tax in connection with any issuance or vesting of Restricted Shares or other securities pursuant to this Agreement, and the amounts available to the Company for such withholding are insufficient, then the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof.  Provided the approval of the Committee is obtained, the Grantee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Restricted Shares that become vested hereunder, and the Restricted Shares so surrendered by the Grantee shall be credited against any such withholding obligation based on the then Fair Market Value per share of such Restricted Shares on the date of such surrender.

2.                                       Dividend, Voting and Other Rights.  Except as otherwise provided in this Agreement, from and after the Date of Grant, the Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereto, provided, however, that any additional Common Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, recapitalization, combination of shares, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same risk of forfeiture and restrictions on transfer as the forfeitable Restricted Shares in respect of which they are issued or transferred and shall become Restricted Shares for the purposes of this Agreement.

3.                                       Retention of Stock Certificate(s) by the Company.  The certificate(s) representing the Restricted Shares shall be held in custody by the Company, together with a stock power that shall be endorsed in blank by the Grantee and delivered to the Company within ten (10) days of the date hereof, until such shares have become vested in accordance with Section 1.3.

4.             General.

4.1           Governing Law.  This Agreement shall be governed by and construed under the laws of the state of Delaware applicable to agreements made and to be performed entirely in Delaware, without regard to the conflicts of law provisions of Delaware or any other jurisdiction.

4.2           Notices.  Any notice required or permitted under this Agreement shall be given in writing by overnight courier or by postage prepaid, United States registered or certified mail, return receipt requested, to the address set forth below or to such other address for a party as that party may designate by ten (10) days advance written notice to the other parties.  Notice shall be effective upon the earlier of receipt or three (3) days after the date on which such notice is deposited in the mails or with the overnight courier.

If to the Company:	CPI International, Inc.
811 Hansen Way
Palo Alto, California 94303-1110
Attention: Chief Financial Officer

If to the Grantee, at the address set forth on Exhibit A.

4.3           Community Property.  Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Grantee shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to the Restricted Shares, and the parties hereto shall act in all matters as if the Grantee was the sole owner of the Restricted Shares.  This appointment is coupled with an interest and is irrevocable.

4.4           Modifications.  This Agreement may be amended, altered or modified only by a writing signed by each of the parties hereto.

4.5           Additional Documents.  Each party agrees to execute any and all further documents and writings, and to perform such other actions, which may be or become reasonably necessary or expedient to be made effective and carry out this Agreement.

4.6           No Third-Party Benefits.  Except as otherwise expressly provided in this Agreement, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party beneficiary.

4.7           Successors and Assigns.  Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

4.8           No Assignment.  Except as otherwise provided in this Agreement, the Grantee may not assign any of his, her or its rights under this Agreement without the prior written consent of the Company, which consent may be withheld in its sole discretion.  The Company shall be permitted to assign its rights or obligations under this Agreement, but no such assignment shall release the Company of any obligations pursuant to this Agreement.

4.9           Severability.  The validity, legality or enforceability of the remainder of this Agreement shall not be affected even if one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect.

4.10         Equitable Relief.  The Grantee acknowledges that, in the event of a threatened or actual breach of any of the provisions of this Agreement, damages alone will be an inadequate remedy, and such breach will cause the Company great, immediate and irreparable injury and damage.  Accordingly, the Grantee agrees that the Company shall be entitled to injunctive and other equitable relief, and that such relief shall be in addition to, and not in lieu of, any remedies it may have at law or under this Agreement.

4.11                           Arbitration.

4.11.1      General.  Any controversy, dispute, or claim between the parties to this Agreement, including any claim arising out of, in connection with, or in relation to the formation, interpretation, performance or breach of this Agreement shall be settled exclusively by arbitration, before a single arbitrator, in accordance with this Section 4.11 and the then most applicable rules of the American Arbitration Association.  Judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.  Such arbitration shall be administered by the American Arbitration Association.  Arbitration shall be the exclusive remedy for determining any such dispute, regardless of its nature.  Notwithstanding the foregoing, either party may in an appropriate matter apply to a court for provisional relief, including a temporary restraining order or a preliminary injunction, on the ground that the award to which the applicant may be entitled in arbitration may be rendered ineffectual without provisional relief.  Unless mutually agreed by the parties otherwise, any arbitration shall take place in the City of Palo Alto, California.

4.11.2      Selection of Arbitrator.  In the event the parties are unable to agree upon an arbitrator, the parties shall select a single arbitrator from a list of nine arbitrators (which shall be retired judges or corporate or litigation attorneys experienced in executive compensation and stock options) provided by the office of the American Arbitration Association having jurisdiction over Palo Alto, California.  If the parties are unable to agree upon an arbitrator from the list so drawn, then the parties shall each strike names alternately from the list, with the first to strike being determined by lot.  After each party has used four (4) strikes, the remaining name on the list shall be the arbitrator.  If such person is unable to serve for any reason, then the parties shall repeat this process until an arbitrator is selected.

4.11.3      Applicability of Arbitration; Remedial Authority.  This agreement to resolve any disputes by binding arbitration shall extend to claims against any parent, subsidiary or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, employee or agent of each party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law.  In the event of a dispute subject to this paragraph the parties shall be entitled to reasonable discovery subject to the discretion of the arbitrator.  The remedial authority of the arbitrator (which shall include the right to grant injunctive or other equitable relief) shall be the same as, but no greater than, would be the remedial power of a court having jurisdiction over the parties and their dispute.  The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that he or it would be entitled to summary judgment if the matter had been pursued in court litigation.  In the event of a conflict between the applicable rules of the American Arbitration Association and these procedures, the provisions of these procedures shall govern.

4.11.4      Fees and Costs.  Any filing or administrative fees shall be borne initially by the party requesting arbitration.  The Company shall be responsible for the costs and fees of the arbitration, unless the Grantee wishes to contribute (up to 50%) of the costs and fees of the arbitration.  Notwithstanding the foregoing, the prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees.

4.11.5      Award Final and Binding.  The arbitrator shall render an award and written opinion, and the award shall be final and binding upon the parties.  If any of the provisions of this paragraph, or of this Agreement, are determined to be unlawful or otherwise unenforceable, in whole or in part, such determination shall not affect the validity of the remainder of this Agreement, and this Agreement shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration.  If a court should find that the arbitration provisions of this Agreement are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

4.12                           Headings.  The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

4.13                           Number and Gender.  Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months.

4.14                           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.15                           Complete Agreement.  This Agreement and the Plan constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof.

CPI INTERNATIONAL, INC.

By:

Its:

GRANTEE

Name:

EXHIBIT A
DETAILS OF RESTRICTED STOCK GRANT

Grantee Name:
Date of Grant:
Number of Shares of Common Stock:

Vesting Schedule:  Subject to the restrictions and limitations of the Agreement and the Plan, the Restricted Shares shall vest as follows:

1/4 of the Restricted Shares will vest on the first anniversary of the Date of Grant.

1/4 of the Restricted Shares will vest on the second anniversary of the Date of Grant.

1/4 of the Restricted Shares will vest on the third anniversary of the Date of Grant.

1/4 of the Restricted Shares will vest on the fourth anniversary of the Date of Grant.

If the Grantee’s Continuous Status as an Employee, Director or Consultant terminates as result of death or Disability and the date of termination does not occur on an anniversary of the Date of Grant, then for purposes of determining the extent to which the Restricted Shares have vested, the Grantee’s Continuous Status as an Employee, Director or Consultant shall be deemed to have terminated on the next occurring anniversary of the Date of Grant.  For example, if the Grantee’s Continuous Status as an Employee, Director or Consultant terminates as result of death or Disability 25 months after the Date of Grant, then 75% of the Restricted Shares shall be deemed to be vested as of the date of termination (and no further vesting shall occur).

Grantee Address: